UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2022

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonder Holdings, Inc. (the “Company”) amended (i) the performance-based vesting stock option to purchase 4,728,634 shares of the Company’s common stock (the “Performance Stock Option”) held by Francis Davidson, the Company’s Chief Executive Officer (the “CEO”) (such amendment, the “Option Amendment”) and (ii) the 1,498,850 unvested shares of common stock subject to performance-based vesting (the “Performance Restricted Stock”) held by the CEO (such amendment, the “Restricted Stock Amendment,” and together with the Option Amendment, the “Equity Award Amendments”).

The Compensation Committee approved the Equity Award Amendments based on the recommendations of the Compensation Committee’s independent compensation consultant in order to align the CEO’s near-term goals with those of the Company’s stockholders in connection with the challenging economic environment and to maximize the retention value of the Performance Stock Option and the Performance Restricted Stock to the Company. The Compensation Committee believes that the Equity Award Amendments will help to retain and incentivize the CEO as the Company continues to grow.

Performance Stock Option

The Performance Stock Option was granted to the CEO in February 2021 by Sonder Operating Inc., formerly known as Sonder Holdings Inc. (“Legacy Sonder”), pursuant to the terms and conditions of the Legacy Sonder 2019 Equity Incentive Plan, as amended (the “2019 Plan”) and an option agreement between the CEO and Legacy Sonder (the “Performance Stock Option Agreement”). On January 18, 2022, in connection with the business combination between the Company and Legacy Sonder (the “Business Combination”), the Performance Stock Option was assumed by the Company and converted into an option to purchase shares of the Company’s common stock at an adjusted exercise price, but otherwise remained subject to the same terms and conditions as set forth in the 2019 Plan and the Performance Stock Option Agreement. On December 1, 2022, the Performance Stock Option was amended pursuant to the Company’s Offer to Reprice Eligible Stock Options to reduce its exercise price from $6.09 to $1.74 per share and to provide that no shares subject to the Performance Stock Option will be eligible to vest until December 1, 2023, subject to the CEO’s continued service through such date, but otherwise remained subject to the same terms and conditions as set forth in the 2019 Plan and the Performance Stock Option Agreement.

The Performance Stock Option Agreement provides that, subject to the CEO remaining an employee through the applicable measurement date, the shares subject to the Performance Stock Option will vest in three equal tranches if the Company achieves certain stock price targets reflecting market capitalization goals prior to December 31, 2025, December 31, 2026, and December 31, 2027, respectively (each, a “Market Value Target”). The Company’s stock price, for purposes of measuring attainment of a Market Value Target, is the simple average of the closing price of a share of the Company’s common stock for any 30 consecutive calendar day period, provided that if the Company experiences a change in control, the Company’s stock price, for purposes of measuring attainment of the Market Value Targets, will be equal to the fair market value of the consideration per share of the Company’s common stock received by the stockholders of the Company in such change in control, valued as of the date of the change in control. If a Market Value Target is not achieved by the applicable deadline date, the shares subject to such target will be forfeited at no cost to the Company. The Market Value Targets may be equitably adjusted for any capitalization adjustments pursuant to the 2019 Plan.

Prior to the Option Amendment, the Market Value Targets required to be achieved by December 31, 2023, December 31, 2024 and December 31, 2025 were approximately $15.20, $21.10, and $24.05. Pursuant to the Option Amendment, the Compensation Committee adjusted the dates for the Market Value Targets to be achieved, and the Market Value Targets required to be achieved, to December 31, 2025, December 31, 2026 and December 31, 2027, and to $4.53, $6.39 and $7.14, respectively.

Performance Restricted Stock

The CEO purchased the Performance Restricted Stock on December 2, 2019 pursuant to the “early exercise” of an option to purchase shares of Legacy Sonder granted to the CEO on November 15, 2019 pursuant to the terms and conditions of the Legacy Sonder Stock Option Plan, as amended (the “Legacy Sonder Plan”) and an equity award agreement between the CEO and Legacy Sonder (the “Performance Grant Agreement”).

The shares subject to the Performance Grant Agreement were divided into four separate vesting tranches: (i) a tranche subject to time-based vesting, (ii) a tranche subject to Legacy Sonder becoming publicly traded (the “IPO Shares”), (iii) a tranche subject to Legacy Sonder achieving certain capital-raising transactions (the “Financing Shares”), and (iv) a tranche subject to

Legacy Sonder achieving a market valuation of $5 billion prior to November 19, 2026, consisting of the Performance Restricted Stock. On February 18, 2021, the Performance Grant Agreement was amended to fully accelerate the vesting of the IPO Shares and the Financing Shares, and to clarify that the Performance Restricted Stock shall be eligible to vest in connection with a special purpose acquisition company transaction and that otherwise achieves the performance goals applicable to the Performance Restricted Stock using an equivalent share price rather than market. On January 18, 2022, in connection with the Business Combination, the Performance Restricted Stock was assumed by the Company and converted into unvested shares of the Company’s common stock, but otherwise remained subject to the same terms and conditions as set forth in the Legacy Sonder Plan and the Performance Grant Agreement.

Prior to the Restricted Stock Amendment, the estimated price per share of the Company’s common stock that would be required to meet the market capitalization goal of $5 billion by November 19, 2026 was approximately $18.05. Pursuant to the Restricted Stock Amendment, the Compensation Committee adjusted the performance goal required to be achieved by November 19, 2026 from a market capitalization goal of $5 billion to a stock price target of $5.27. The Company’s stock price, for purposes of measuring attainment of the Performance Restricted Stock target of $5.27 per share, is the simple average of the closing price of a share of the Company’s common stock for any 30 consecutive calendar day period, provided that if the Company experiences a change in control, the Company’s stock price, for purposes of measuring attainment of the Performance Restricted Stock target of $5.27 per share, will be equal to the fair market value of the consideration per share of the Company’s common stock received by the stockholders of the Company in such change in control, valued as of the date of the change in control. If the target is not achieved by November 19, 2026, the Performance Restricted Stock will fail to vest. The target may be equitably adjusted for any capitalization adjustments pursuant to the Legacy Sonder Plan.

As a result of the Equity Award Amendments, the Company expects to recognize a non-cash charge for stock-based compensation expense over the requisite service period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: December 29, 2022	By:	/s/ Phil Rothenberg
	Name:	Phil Rothenberg
	Title:	General Counsel and Secretary